UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)
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Endologix, Inc.
__________________________________________________________________________________________________________________________________________________________________________
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ENDOLOGIX, INC.
11 Studebaker
Irvine, California 92618
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2011
____________________________
To the Stockholders of Endologix, Inc.:
You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Endologix, Inc. The annual meeting will be held on Wednesday, May 25, 2011, at 8:00 a.m., Pacific time, at our offices at 11 Studebaker, Irvine, California 92618 for the following purposes, as more fully described in the accompanying proxy statement:
1.    To elect one individual to serve as a Class I member of our board of directors for a term of three years, expiring upon the 2014 annual meeting of stockholders, and until his successor is duly elected and qualified;
2.    To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
3.    To vote, on a non-binding, advisory basis, on the frequency with which we should submit a proposal to approve the compensation of our named executive officers, as set forth in Proposal 2 above, to our stockholders; and
4.    To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.
Only stockholders of record at the close of business on April 18, 2011 are entitled to vote at the annual meeting or any adjournment or postponement thereof.
You are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.
Sincerely,
John McDermott
President and Chief Executive Officer
Irvine, California
April 25, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2011.
The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2010 are available at https://materials.proxyvote.com/ 29266S.

Your vote is important. To vote your shares by proxy you may do any of the following:
• Vote at the Internet site address listed on your proxy card;
• Call the toll-free number listed on your proxy card; or
• Sign, date and return in the envelope provided the enclosed proxy card.
If you choose the third option, please do so promptly to ensure your proxy arrives in sufficient time.

_____________________
PROXY STATEMENT
______________________
INFORMATION CONCERNING SOLICITATION AND VOTING
The enclosed proxy is solicited on behalf of our board of directors for use at the 2011 annual meeting of stockholders to be held on May 25, 2011 at 8:00 a.m., Pacific time, at our offices at 11 Studebaker, Irvine, California 92618, at which time stockholders of record as of April 18, 2011 will be entitled to vote. On April 18, 2011, we had 56,627,900 shares of common stock outstanding.
We intend to mail this proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ending December 31, 2010 on or about April 27, 2011 to all stockholders entitled to vote at the annual meeting. These materials and directions to attend the annual meeting, where you may vote in person, are available on the Internet at https://materials.proxyvote.com/29266S. Our principal executive offices are located at 11 Studebaker, Irvine, California 92618.
QUESTIONS AND ANSWERS
Who may vote at the annual meeting?
Only stockholders of record as of the close of business on April 18, 2011 are entitled to vote at the annual meeting. As of the record date, there were 56,627,900 shares of our common stock outstanding and entitled to vote, held by 258 holders of record.
What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?
Stockholder of Record
If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or you may vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote your shares. If you received a proxy card by mail, you may submit your proxy card by completing, signing, dating and mailing your proxy card in the envelope provided.
Beneficial Owner of Shares Held in Street Name
If, on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
How many votes do I have?
You have one vote for each share of our common stock you own as of the close of business on the record date.

What matters will be voted on at the annual meeting?
Our stockholders will vote on at least three matters at the annual meeting:

•
Proposal No. 1-Election to our board of directors of the Class I nominee named in this proxy statement for a term of three years, expiring upon the 2014 annual meeting of stockholders, and until his successor is duly elected and qualified.

•	Proposal No. 2-Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

•	Proposal No. 3-A non-binding, advisory vote on the frequency with which we should submit a “say on pay” proposal, such as Proposal No. 2 above, to our stockholders.

You may also vote on such other matters as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.
How do I vote?
You may vote on the matters presented at the annual meeting as follows:

•	Proposal No. 1-You may either vote “For” the Class I nominee named in this proxy statement or you may “Withhold” your vote for such nominee.

•	Proposal No. 2-You may vote “For” or “Against” the compensation of our named executive officers as disclosed in this proxy statement, or you may abstain from voting.

•
Proposal No. 3-You may vote for “Every Year,” “Every Two Years” or “Every Three Years” as the frequency with which we should submit a “say on pay” proposal to our stockholders, or you may abstain from voting.

Stockholder of Record
If you are a stockholder of record, you may vote in person at the annual meeting or you may vote by proxy using the proxy card. Whether or not you plan to attend the annual meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote by proxy card, if you are a stockholder of record you may submit your proxy by mail by completing, signing and dating your proxy card or, for shares held beneficially in street name, by following the voting instructions included by your broker or nominee, and mailing the proxy card promptly in the enclosed envelope. If you provide specific voting instructions to us before the annual meeting, your shares will be voted as you have instructed.

Beneficial Owner of Shares Held in “Street Name”
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice or voting instructions from that organization rather than from us. Please follow the instructions in the notice or voting instructions to ensure that your vote is counted. The broker, bank or other agent holding your shares may allow you to deliver your voting instructions by telephone or over the Internet. If your notice or voting instructions do not include telephone or Internet instructions, please complete and return your notice or voting instructions promptly by mail. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
What happens if I do not give specific voting instructions?
Stockholder of Record.
If you are a stockholder of record and you:

•	indicate when voting on the Internet that you wish to vote as recommended by the board of directors; or

•
sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owner of Shares Held in “Street Name”.
Generally, if you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you are entitled to give voting instructions to the organization holding the shares. If you do not provide voting instructions, your broker, bank or other agent may still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine”. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector(s) of election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”
What proposals are considered “non-routine”?
The election of directors, the advisory vote on the compensation of our named executive officers and the advisory vote on the frequency with which we should submit a “say on pay” proposal to our stockholders are matters considered “non-routine” under the rules and interpretations of the New York Stock Exchange. Because the foregoing matters are considered “non-routine,” a broker or other nominee cannot vote on such matters without instructions from you. Therefore, broker non-votes may occur with respect to Proposal Nos. 1, 2 and 3.
What is the voting requirement to approve each of the proposals?

•
Proposal No. 1- Directors are elected by the affirmative vote of a plurality of votes cast at the annual meeting. As a result, broker non-votes and votes that are withheld will be excluded entirely from the vote and have no effect on the election of the Class I nominee.

•
Proposal No. 2-The approval of this proposal regarding the compensation of our named executive officers requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

•
Proposal No. 3- This proposal provides a choice among three frequency periods for future advisory votes on the compensation of our named executive officers. The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. As a result, abstentions and broker non-votes will have no effect on the vote outcome, except to the extent that the failure to vote for a particular frequency period may result in another frequency period receiving a larger proportion of the votes cast.

What are the board's voting recommendations?
Our board of directors recommends that you vote your shares:

•	Proposal No. 1- “For” the Class I nominee to the board of directors.

•	Proposal No. 2- “For” approval of the compensation of our named executive officers as disclosed in this proxy statement.

•	Proposal No. 3- “Every Year” as the frequency with which we should submit a “say on pay” proposal to our stockholders.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withheld” votes with respect to Proposal No. 1, “For” and “Against” votes with respect to Proposal No. 2, “Every Year,” “Every Two Years,” or “Every Three Years” votes with respect to Proposal No. 3, and abstentions and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal. All shares represented by valid proxies received prior to the annual meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder's instructions.
What is the quorum requirement for the annual meeting?
The holders of at least a majority of the shares entitled to vote at the annual meeting must be present at the annual meeting in person or represented by proxy in order to transact business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, if you:

•	Are present and vote in person at the annual meeting; or

•	Have voted on the Internet, by telephone, or by properly submitting a proxy card by mail.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to a matter on which the broker has expressly not voted. If there is no quorum, the chairman of the meeting or holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I attend the annual meeting in person?
You must present a form of government-issued personal photo identification in order to be admitted to the annual meeting. If your shares are held in “street name,” you also will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or a letter from your nominee are examples of acceptable proof of ownership. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.
Can I change my vote after submitting my proxy?
Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the annual meeting. If you are the stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 11 Studebaker, Irvine, California 92618.

•	You may attend the annual meeting and vote in person. However, attending the annual meeting will not, by itself, revoke your proxy.

If your shares are held in “street name”, you should follow the instructions provided by your broker, bank or other agent, including, if permitted by such organization, submitting another proxy by telephone or Internet after you have already provided an earlier proxy.
Who is paying for the cost of this proxy solicitation?
We will bear the entire cost of this proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to our stockholders. Copies of the proxy materials will be furnished to brokerage houses, banks or other agents holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may, if deemed necessary or advisable, retain a proxy solicitation firm to deliver solicitation materials to beneficial owners and to assist us in collecting proxies from such individuals. We may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, we are delivering a single copy of these proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of these proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of these proxy materials, stockholders may write or call us at the following address and telephone number:
Endologix, Inc.
11 Studebaker
Irvine, California 92618
(949) 595-7200

Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding the ownership of our common stock as of April 18, 2011 by: (i) each stockholder known to us to be a beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each named executive officer; and (iv) all current directors and officers as a group.

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares (3)
5% Beneficial Owners
Lord, Abbett & Co. LLC(4)	5,804,380	10.3%
Discovery Group I, LLC(5)	3,736,106	6.6%
Federated Investors, Inc.(6)	3,684,678	6.5%
Elliott Associates L.P.(7)	5,530,000	9.8%
Essex Woodlands Health Ventures Fund VII, L.P.(8)	5,072,925	9.0%
Lord Abbett Developing Growth Fund, Inc.(9)	2,832,025	5.0%
Directors, Nominee and Named Executive Officers
Franklin D. Brown(10)	452,700	*
Roderick de Greef(11)	150,000	*
Edward D. Deithrich, M.D.(12)	553,775	*
Daniel Lemaitre(13)	32,500	*
Jeffrey F. O'Donnell(14)	180,000	*
Gregory D. Waller(15)	150,000	*
Thomas C. Wilder, III(16)	12,500	*
Guido J. Neels(17)	17,055	*
John McDermott(18)	802,537	1.4%
Robert J. Krist(19)	587,627	1.0%
Joseph A. DeJohn(20)	170,155	*
Stefan G. Schreck, PhD.(21)	374,083	*
Robert D. Mitchell	758,389	1.3%
All directors and officers as a group (19 persons)(22)	4,977,064	8.5%

* Represents beneficial ownership of less than 1%
(1)    Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 11 Studebaker, Irvine, CA 92618.
(2)    The number of shares of common stock beneficially owned includes any shares issuable pursuant to stock options that are currently exercisable or may be exercised within 60 days after April 18, 2011. Shares issuable pursuant to such options are deemed outstanding for computing the ownership percentage of the person holding such options but are not deemed to be outstanding for computing the ownership percentage of any other person.
(3)    Applicable percentages are based on 56,627,900 shares outstanding on April 18, 2011, plus the number of shares such stockholder can acquire within 60 days after April 18, 2011.
(4)    Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on March 10, 2011. Lord, Abbett & Co. LLC has sole voting power over 5,619,262 shares and sole dispositive power over 5,804,380 shares. As of February 28, 2011, Lord Abbett Developing Growth Fund, Inc. has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5 percent of the class of securities held by Lord, Abbett & Co. LLC. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302.
(5)    Based on information contained in a Schedule 13D/A filed with the Securities and Exchange Commission on August 17, 2010. The address of Discovery Group I, LLC is 191 North Whacker Drive, Suite 1685, Chicago, Illinois 60606.
(6)    Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on March 9, 2011. The address of Federated Investors, Inc. is Federated Investors Tower, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15222.
(7)    Based on information contained in a Schedule 13D/A filed with the Securities and Exchange Commission on December 16, 2010. The address of Elliott Associates, L.P. is 551 Fifth Avenue, New York, New York 10176.

(8)    Essex Woodlands Health Ventures VII, L.P., a Delaware limited partnership, is the general partner of Essex Woodlands Health Ventures Fund VII, L.P. (the “Partnership”). Essex Woodlands Health Ventures VII, L.L.C., a Delaware limited liability company, is the general partner of the Partnership (the “General Partner”). James L. Currie, Martin P. Sutter, Immanuel Thangaraj, Petri Vainio, Mark Pacala and Jeff Himawan are the managers of the General Partner (each, a “Manager” and collectively, the “Managers”). The Partnership is deemed to have sole voting and dispositive power with respect to the shares held by Essex Woodlands Health Ventures Fund VII, L.P. The Managers are deemed to have shared voting and dispositive power with respect to the shares held by Essex Woodlands Health Ventures Fund VII, L.P. by unanimous consent and through the Partnership. Each Manager disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Essex Woodlands Health Ventures Fund VII, L.P. is 21 Waterway Avenue, Suite 225, The Woodlands, TX 77380.
(9)    Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011. The address of Lord Abbett Developing Growth Fund is 90 Hudson Street, Jersey City, New Jersey 07302.
(10)    Includes 338,000 shares subject to options exercisable within 60 days after April 18, 2011 and 114,700 shares held in a family trust.
(11)    Consists of shares subject to options exercisable within 60 days after April 18, 2011.
(12)    Consists of shares subject to options exercisable within 60 days after April 18, 2011.
(13)    Consists of shares subject to options exercisable within 60 days after April 18, 2011.
(14)    Consists of shares subject to options exercisable within 60 days after April 18, 2011.
(15)    Consists of shares subject to options exercisable within 60 days after April 18, 2011.
(16)    Consists of shares subject to options exercisable within 60 days after April 18, 2011.
(17)    Mr. Neels was appointed to our board of directors on December 10, 2010.
(18)    Includes 463,087 shares subject to options exercisable within 60 days after April 18, 2011.
(19)    Includes 243,075 shares subject to options exercisable within 60 days after April 18, 2011.
(20)    Includes 92,146 shares subject to options exercisable within 60 days after April 18, 2011.
(21)    Includes 253,525 shares subject to options exercisable within 60 days after April 18, 2011.
(22)    Includes 2,248,602 shares subject to options exercisable within 60 days after April 18, 2011.

PROPOSAL ONE
ELECTION OF DIRECTOR
The board of directors currently consists of eight authorized directors divided into three classes, with Class I currently having two directors, Class II having three directors and Class III having three directors. Each class of directors is elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will continue for periods of one and two years, respectively. The nominee for election at the annual meeting will serve as a Class I director, with his term expiring at the annual meeting of stockholders to be held in 2014. Each director is elected to serve until the expiration of his term and until his successor is duly elected and qualified.
The nominee for election as a Class I director at the annual meeting is Daniel Lemaitre. Mr. Lemaitre has served on our board of directors since December 2009. Jeffrey F. O'Donnell, who currently serves as a Class I director, will continue to serve on the board of directors until the annual meeting, at which time his term will expire and he will not stand for re-election. Mr. Lemaitre has indicated a willingness to serve on the board of directors if elected. However, in the event he is unable to or declines to serve as a director at the time of the annual meeting, the proxies will be voted for an additional nominee who shall be designated by the current board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders intend to vote all proxies received by them in favor of the nominee listed above.
Vote Required and Recommendation of the Board of Directors
The candidate receiving the highest number of affirmative votes of shares entitled to vote at the annual meeting will be elected as director. Proxies cannot be voted for a greater number of persons than the number of nominees named.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED ABOVE.
Information With Respect to Nominees And Directors
Set forth below for the nominee for election as a director and for each of our other directors, is information regarding his age, position(s) with us, the period he has served as a director, any family relationship with any of our other directors or executive officers, and the directorships currently held by him, and held by him at any time during the past five years, in corporations whose shares are publicly registered. With respect to each nominee and director, we have also provided in their biographical information below the experience and qualifications that led to the conclusion that they should serve as a director in light of our business and structure.
Class I
(Director nominated for office with a term expiring in 2014)
Daniel Lemaitre, 57, has served on our board of directors since December 2009. Mr. Lemaitre most recently served as the President and Chief Executive Officer of CoreValve, a privately-held company focused on percutaneous aortic valve replacement, from April 2008 until its acquisition by Medtronic, Inc., a publicly-traded medical device company, in April 2009. From 2005 until March 2008, Mr. Lemaitre was a Senior Vice President at Medtronic, where he led the company's strategic planning and corporate development. Prior to joining Medtronic, Mr. Lemaitre spent 28 years in the medical device field as an investment analyst. This included 18 years with SG Cowen, where he was a managing director and led the healthcare research team, and six years with Merrill Lynch. Mr. Lemaitre holds a B.A. in Economics from Bethany College and an M.B.A. from Bowling Green State University. Mr. Lemaitre also serves on the board of directors of Globus Medical, Inc., a privately-held manufacturer of spinal implants.
As reflected in the biographical information summarized above, Mr. Lemaitre has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief executive officer of a medical device company, and as senior vice president of one of the world's leading medical technology companies. In addition, Mr. Lemaitre's substantial experience as an investment analyst in the medical device field is a great asset to our company. Mr. Lemaitre has extensive financial and accounting experience and is an “audit committee financial expert” as such term is defined under applicable rules of the Securities and Exchange Commission, or SEC.
Class III

(Directors continuing in office with a term expiring in 2012)
Roderick de Greef, 50, has served on our board of directors since November 2003. Mr. de Greef is the principal of Taveyanne Capital Advisors, Inc., a corporate firm providing finance consulting services. Since November 2008, Mr. de Greef has been Chairman of the board of directors of Cambridge Heart, Inc., a publicly-traded company that develops and commercializes non-invasive diagnostic tests for cardiac disease, where he was previously the Chief Financial Officer from October 2005 to July 2007. Prior to that, Mr. de Greef served as the Executive Vice President, Chief Financial Officer and Secretary of Cardiac Science, Inc. from March 2001 to September 2005. From 1995 to 2001, Mr. de Greef provided corporate finance advisory services to a number of early stage companies including Cardiac Science, Inc., where he was instrumental in securing equity capital beginning in 1997, and advising on merger and acquisition activity. Mr. de Greef has a B.A. in Economics and International Relations from California State University, San Francisco and an M.B.A. from the University of Oregon. Mr. de Greef also serves on the boards of directors of BioLife Solutions, Inc. and Elephant Talk Communications, Inc., both of which are publicly-traded companies.
As reflected in the biographical information summarized above, Mr. de Greef has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief financial officer of a publicly reporting medical device company. In addition, Mr. de Greef has served on numerous other boards of directors of publicly reporting companies, including as Chairman of the Board. Mr. de Greef also has extensive financial and accounting experience and is an “audit committee financial expert” as such term is defined under applicable rules of the SEC.
Gregory D. Waller, 61, has served on our board of directors since November 2003. Mr. Waller was Chief Financial Officer of Universal Building Products, a manufacturer of concrete construction accessories from March 2006 to August 2010. Prior to that, Mr. Waller had been in retirement except for board directorships. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the Vice President and Treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller joined Ormco Corporation in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993. Mr. Waller has an M.B.A. with a concentration in Accounting from California State University, Fullerton. Mr. Waller also serves on the board of directors and audit committee of Cardiogenesis Corporation, a publicly-traded company. Mr. Waller also served on the boards of directors of Alsius Corporation, a publicly-traded company, from June 2007 to September 2009, Biolase Technology, Inc, a publicly-traded company, from October 2009 to August 2010, Clarient, Inc., a publicly-traded company which was acquired by General Electric Company on December 22, 2010, and SenoRx, Inc., a publicly-traded company which was acquired by C.R. Bard, Inc. on July 6, 2010.
As reflected in the biographical information summarized above, Mr. Waller has extensive senior management experience in the medical device industry and is an “audit committee financial expert” as such term is defined under applicable SEC rules. Mr. Waller has served on numerous other boards of directors of publicly reporting companies, including as chairman of the audit committees of many of those healthcare companies.
Thomas C. Wilder, III, 47, has served on our board of directors since May 2010. He currently serves as the President and Chief Executive Officer of Sequent Medical, Inc., a privately-held medical device company focused on developing innovative devices for the treatment of neurovascular disease, since February 2010. From May 2009 to February 2010, Mr. Wilder consulted with several medical device companies. From April 2006 to April 2009, Mr. Wilder served as the President and Chief Executive Officer of Photothera, Inc. From 2002 through January 2006, Mr. Wilder served at Micro Therapeutics, Inc. as President and Chief Executive Officer. Following the merger of Micro Therapeutics, Inc. into ev3 Inc. in January 2006, Mr. Wilder served as President, ev3 Neurovascular until April 2006. From 1991 to 2002, Mr. Wilder served in various roles for Medtronic, Inc. Mr. Wilder has a B.A. in Economics from Stanford University and an M.B.A. from Northwestern University's J.L. Kellogg Graduate School of Management.
As reflected in the biographical information summarized above, Mr. Wilder has decades of experience in the medical device industry, including many senior management and leadership positions with numerous companies. In addition, Mr. Wilder has extensive financial expertise and operational experience with growth companies.
Class II
(Directors continuing in office with a term expiring in 2012)
Franklin D. Brown, 66, serves as our Chairman and has been a director since 2002, and was formerly a director of the private company Endologix, Inc., or the former Endologix, from 1997 to 2002. Following the merger with the former Endologix in May 2002, Mr. Brown was our Chief Executive Officer and Chairman until January 2003, when he was elected Executive Chairman. Mr. Brown served as our Executive Chairman until October 2004. Mr. Brown had previously served as the Chairman and Chief Executive Officer of the former Endologix from 1998 to 2002. From October 1994 until its sale in September 1997, Mr. Brown served as Chairman, President, and Chief Executive Officer of Imagyn Medical, Inc. From 1986 until the sale of the company in 1994, Mr. Brown served as President and Chief Executive Officer of Pharmacia Deltec, Inc., an ambulatory drug delivery company. Mr. Brown also serves on the board of directors of Interventional Spine, Inc., a privately-held medical device company.
As reflected in the biographical information summarized above, Mr. Brown has extensive business, managerial, executive and leadership experience both with our company and in the medical device industry generally. Mr. Brown has a unique understanding of our business and technology, having served as the chief executive officer of the former Endologix prior to its merger with us.
John McDermott, 50, joined us in May 2008 as President and Chief Executive Officer. He has nearly 20 years of executive management, sales, marketing, and finance experience in the vascular device industry. From 2002 to 2007 he served as President of Bard Peripheral Vascular, a division of C.R. Bard, Inc., that earned several corporate awards for global sales growth, business development, income growth, and sales from new products during his tenure. He previously was President of Global Sales for C.R. Bard's vascular surgery and endovascular businesses with responsibilities for managing a worldwide direct sales force with more than 200 representatives. Prior to that, he served for four years as President of C.R. Bard's division IMPRA, Inc., where he was responsible for global operations, including sales, marketing, research and development, manufacturing, and finance. From 1990 to 1996, he was Chief Financial Officer and later Vice President and Chief Operating Officer of IMPRA, Inc., prior to its acquisition by C.R. Bard. He has been an active leader within the vascular community and was formerly on the board of directors of the International Society of Endovascular Specialists and the Vascular Disease Foundation.
As reflected in the biographical information summarized above, Mr. McDermott is our President and Chief Executive Officer, and therefore is valuable as a bridge between management and the board, ensuring that both groups act with a common purpose. In addition, Mr. McDermott has extensive business, managerial, executive and leadership experience in the medical device industry generally.
Guido J. Neels, 62, has served on our board of directors since December 2010. Mr. Neels has been a Managing Director at Essex Woodlands Health Ventures, Inc., or Essex Woodlands, a venture capital firm, since 2006. Prior to joining Essex Woodlands, Mr. Neels served in a variety of management positions at Guidant Corporation, a developer of cardiovascular medical products. From July 2004 until retiring in November 2005, Mr. Neels served as Guidant's Chief Operating Officer, where he was responsible for the global operations of Guidant's four operating units: Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery, and Endovascular Solutions. From December 2002 to July 2004, Mr. Neels served as Guidant's Group Chairman, Office of the President, responsible for worldwide sales operations, corporate communications, corporate marketing, investor relations and government relations. In January 2000, Mr. Neels was named Guidant's President, Europe, Middle East, Africa and Canada. In addition, Mr. Neels served as Guidant's Vice President, Global Marketing, Vascular Intervention, from 1996 to 2000 and as Guidant's General Manager, Germany and Central Europe, from 1994 to 1996. Mr. Neels has a business engineering degree from the University of Leuven in Belgium and an M.B.A. from the Stanford University Graduate School of Business. Mr. Neels served on the boards of directors of Biopure Corporation, a publicly-traded medical device company, from 2005 to 2009, Lemaitre Vascular, Inc., a publicly-traded medical device company, from 2006 to 2008, and Nellix, Inc., a privately-held medical device company, from 2006 until its acquisition by us in December 2010. Mr. Neels currently serves on the boards of directors of ROX Medical, Inc., Entellus Medical, Inc., Oraya Therapeutics, Inc., Arsenal Medical, Inc., EndGenitor Technologies, Inc., and White Pine Medical, Inc., all privately-held medical device companies. Mr. Neels was appointed to our board of directors pursuant to a board designation right granted to Essex Woodlands Health Ventures Fund VII, L.P., or Essex Woodlands Fund VII, a stockholder of our company and an affiliate of Essex Woodlands, under a securities purchase agreement, dated as of October 27, 2010, as amended December 9, 2010, between us and Essex Woodlands Fund VII.
As reflected in the biographical information summarized above, Mr. Neels has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief operating officer of a publicly-traded medical device company. In addition, Mr. Neels serves or has served on the boards of directors of several publicly-traded and privately-held medical device companies, including serving on the board of directors of Nellix, which we acquired in December 2010.

Executive Officers
Our executive officers, other than Mr. McDermott whose biography is set forth above, are as follows:
Stefan G. Schreck, Ph.D., 51, joined us in February 2004 and serves as our Vice President, Technology. Dr. Schreck has more than 20 years of experience in research and development of medical products. Prior to joining us, Dr. Schreck held increasingly more responsible research and development management positions in the medical device industry. From May 1995 to April 2000, Dr. Schreck served as Director of Research in Baxter Healthcare's Heart Valve Division. From April 2000 to August 2002, Dr. Schreck served as Senior Director, Research and Development at Edwards Lifesciences and was responsible for the development of all surgical heart valve repair and replacement products. From August 2002 to February 2004, Dr. Schreck served as President and Chief Executive Officer of MediMorph Solutions Inc., an engineering and management consulting firm for the medical device industry, which he founded.
Robert J. Krist, 62, joined us in August 2004 and serves as our Chief Financial Officer and Secretary. Mr. Krist served as Chief Financial Officer of CardioNet, Inc. from March 2003 until May 2004. Mr. Krist previously served for three years as Chief Financial Officer of Irvine-based Datum, Inc., a technology manufacturer. Prior to that, Mr. Krist served for three years as Chief Financial Officer and Vice President, Field Operations, of Bridge Medical, Inc., a start-up pharmacy information systems company. Mr. Krist also held various management positions during his six years at McGaw, Inc., including Chief Financial Officer and President of the Central Admixture Pharmacy Services Division. Mr. Krist holds a B.S. in Physics from Villanova University and an M.B.A. from the University of Southern California.
Janet Fauls, 48, joined us in November 2005 as Director of Regulatory Affairs and Quality Assurance. Assuming increasing responsibilities through the present time, she is currently our Vice President, Regulatory and Clinical Affairs. Ms. Fauls has more than 20 years of experience in the medical device and biopharmaceutical industries. From 1987 to 1997, Ms. Fauls held increasingly responsible positions in Quality and Regulatory Affairs for Allergan, Inc. and Alliance Pharmaceuticals. From 1997 to 2001, Ms. Fauls served in a Regulatory Affairs management capacity at Edwards Lifesciences with primary responsibility for surgical heart valve repair and replacement products and related disposable products. From 2001 to November 2005, Ms. Fauls served as Vice President, Regulatory, Quality and Clinical Affairs for Cardiogenesis Corporation, a medical device company specializing in laser-based cardiovascular therapies. Ms. Fauls holds a B.S. in Chemistry from the University of California, Santa Barbara.
Joseph A. DeJohn, 50, joined us in July 2008 as Vice President of Sales. He has more than 20 years of sales management experience in the medical device industry, including serving 17 years at C.R. Bard. During his tenure at C.R. Bard, he held sales management positions with increasing responsibilities, serving the last six years as Vice President of Sales of the Peripheral Vascular Division. In this position, he was responsible for managing a 200-person sales organization and played a leadership role in strategic planning, budgeting, recruitment, professional development, national accounts, and customer service. Prior to that, Mr. DeJohn was Director of Sales of C.R. Bard's Peripheral Technologies Division. Before joining C.R. Bard, Mr. DeJohn served five years with Bausch & Lomb Corporation in various sales management positions. Mr. DeJohn holds a B.S. in Education from Bowling Green State University.
Gary I. Sorsher, 46, joined us in October 2008 as Vice President, Quality, bringing 20 years of quality assurance experience. Prior to that, he served for two years as Director of Quality Engineering at Bard Peripheral Vascular, where he oversaw quality assurance operations for Bard Peripheral Vascular and Bard Biopsy Systems. Prior to that, he spent 20 years at Cordis, a Johnson & Johnson Company, holding several positions with increasing responsibility during his tenure. Among these, he served as Director of Quality Assurance, New Product Development and as the senior quality assurance representative for Cordis' Global Commercialization Team responsible for drug eluting stents, stent delivery systems, and angioplasty products. Mr. Sorsher holds a B.S. and an M.S. in Electrical Engineering from Byelorussian Polytechnic Institute, Minsk, Belarus.
Martin Tyler, 42, joined us in March 2004 as Director of Marketing. Assuming increasing responsibilities through the present time including management our of International Sales efforts for the past 3 years, he is currently our Vice President, Global Marketing. He brings more than 19 years of marketing and sales management experience in the medical device industry. He spent 12 years as head of marketing for start up companies Accumetrics, Sub-Q, and Vertis Neuroscience, launching new products into the cardiovascular, vascular, and neuro markets, respectively. Mr. Tyler started his career with 6 years at Baxter Healthcare in various sales and marketing positions, and then worked as a Senior Product Manager for the former USCI division (Interventional Cardiology) of C.R. Bard. Mr. Tyler holds a B.S. in Marketing from the University of Tennessee.
Robert D. Mitchell, 49, joined us in December 2010 as President, Global Strategic Initiatives. Prior to joining us, Mr.

Mitchell served as President and Chief Executive Officer of Nellix, Inc. from February 2008 until our acquisition of Nellix in December 2010. From November 2006 to February 2008, Mr. Mitchell served as Executive Vice President and Chief Operating Officer of AngioDynamics, Inc., a publicly-traded medical device company. From 2005 to 2006, Mr. Mitchell served as Chairman, President and Chief Executive Officer of Millimed Holdings, Inc., a privately-held medical device company based in Roskilde, Denmark. From 2004 to 2005, Mr. Mitchell served as Vice President of Worldwide Sales for Align Technology, Inc., a publicly-traded company. From 1987 to 2004, Mr. Mitchell held various positions with Cook Incorporated, a privately-held medical device company, including Vice President and Director, Global Sales and Marketing for various business units including diagnostic and interventional, endovascular, critical care. Mr. Mitchell holds a B.S. from the University of Utah and an M.B.A. from Indiana Wesleyan University.
Todd Abraham, 47, joined us in July 2010 as Vice President, Operations. Prior to joining us, Mr. Abraham held several management positions at Edwards Lifesciences Corporation, a publicly-traded medical device company, including Vice President, Glucose Monitoring, Vice President, Global Supply Chain & Logistics, and Vice President, Manufacturing. Prior to joining Edwards Lifesciences, Mr. Abraham served as Vice President and General Manager of Sterilis, Inc., a privately-held medical device company. Prior to that, Mr. Abraham spent 14 years at Cordis, a Johnson & Johnson Company, holding several positions of increasing responsibility in operations and product development. Mr. Abraham holds a B.A. in Economics from Duke University and completed graduate work in Engineering Management at the University of South Florida.
Board Leadership Structure
We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing leadership, and driving the performance of our business, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for meetings of the board of directors, and presides over meetings of the board of directors. We believe that the separation of the roles of Chief Executive Officer and Chairman of the Board provides a stronger corporate governance structure and promotes more effective oversight of the Chief Executive Officer by the board of directors.
Board of Directors Involvement in Risk Oversight
Our board of directors oversees our risk management practices and strategies, taking an enterprise-wide approach to risk management that seeks to complement our organizational and strategic objectives, long-term performance and the overall enhancement of stockholder value. Our board's approach to risk management includes developing a detailed understanding of the risks we face, analyzing them with the latest information available, and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.
While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors also have responsibility for certain areas of risk management.
Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
The audit committee focuses on financial and regulatory compliance risk, working closely, for example, with management and our independent registered public accounting firm. In addition, the compensation committee assesses risks related to our compensation programs. In setting performance metrics, our compensation committee creates incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.
Director Independence
Our common stock is listed on The Nasdaq Global Market and, therefore, we are subject to the listing requirements of that market. Our board of directors has determined that all of the members of our board of directors, other than Messrs. McDermott and Brown, are “independent” as defined in the Listing Rules of The Nasdaq Stock Market. Mr. McDermott was deemed not to be independent as he currently serves as our President and Chief Executive Officer. Mr. Brown was deemed not to be independent as a result of a consulting arrangement with us during the past three years.
Meetings of the Board of Directors
Our board of directors met seven times during the year ended December 31, 2010. Each director, other than Messrs.

O'Donnell and Neels, attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which he served. Mr. Neels joined the board of directors on December 10, 2010 and attended the final meeting of the board of directors for the year ended December 31, 2010.
Committees of the Board of Directors
The board of directors has an audit committee, a compensation committee and a nominating and governance committee. Each member of the audit committee, compensation committee and nominating and governance committee, respectively, meets the independence standards set forth in the Listing Rules of The Nasdaq Stock Market. Each committee operates under a written charter adopted by the board of directors. Copies of the charters of all standing committees are available on the “Investor Relations” page on our website located at www.endologix.com.
Audit Committee
The audit committee consisted of Messrs. Waller (Chairman), de Greef and Lemaitre. The board of directors has determined that each member of the audit committee qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC.
The audit committee has the sole authority to appoint and, when deemed appropriate, replace our independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. The audit committee has, among other things, the responsibility to:

•	review and approve the scope and results of the annual audit;

•
evaluate with the independent registered public accounting firm the performance and adequacy of our financial personnel and the adequacy and effectiveness of our systems and internal financial controls;

•
review and discuss with management and the independent registered public accounting firm the content of our financial statements prior to the filing of our quarterly reports on Form 10-Q and annual reports on Form 10-K;

•	establish procedures for receiving, retaining and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters;

•	establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and

•	assist our board of directors in its oversight of our compliance with legal and regulatory requirements.

The audit committee met five times during the year ended December 31, 2010. The audit committee also meets separately with our independent registered public accounting firm and members of management.
Compensation Committee
The compensation committee consists of Messrs. de Greef (Chairman), Wilder and O'Donnell. The compensation committee is primarily responsible for evaluating and approving the cash and equity compensation for our executive officers, and administers our employee compensation plans. The compensation committee held five meetings during the year ended December 31, 2010.
Additional information regarding the compensation committee's consideration and determination of executive officer and director compensation is included under the heading “Compensation Discussion and Analysis” below.
Nominating and Governance Committee
The nominating and governance committee consists of Messrs. Waller, O'Donnell and Neels. The primary purposes of the nominating and governance committee are to:

•	identify and recommend to the board of directors individuals qualified to serve as members of our board of directors and each of its committees;

•	develop and recommend to the board of directors corporate governance guidelines; and

•	lead the board of directors in its annual review of its composition, effectiveness and performance.

The nominating and governance committee held one meeting during the year ended December 31, 2010.
Evaluation of Director Nominees

In the case of incumbent directors whose terms of office are set to expire, the nominating and governance committee reviews such director's overall service to us during their term, including their level of participation and the quality of their performance and the continued need of such director's professional experience as part of the overall board of directors composition. In the case of new director nominees, the nominating and governance committee screens candidates, performs reference checks, prepares a biography for each candidate for the board of directors to review and conducts interviews. The members of the nominating and governance committee and our Chief Executive Officer interview candidates that meet the criteria described below, and the nominating and governance committee recommends nominees to the board of directors that best suit the needs of the board of directors. The nominating and governance committee does not intend to evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder. The nominees for director in this proxy statement are standing for re-election. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential director nominees.
The nominating and governance committee believes that nominees for director must meet certain minimum qualifications, including having:

•	the highest character and integrity;

•	business or other experience that is of particular relevance to the medical device industry;

•	sufficient time available to devote to our affairs; and

•	no conflicts of interest which would violate any applicable law or regulations or interfere with the proper performance of the responsibilities of a director.

We do not have a written policy with respect to diversity of the members of the board of directors. However, in considering nominees for service on the board of directors, the nominating and governance committee takes into consideration, in addition to the criteria summarized above, the diversity of professional experience, viewpoints and skills of the members of the board of directors. Examples of this include experience in the medical device industry, management experience, financial expertise, medical expertise, and educational background. The nominating and governance committee and the board of directors believe that a diverse board leads to improved performance by encouraging new ideas, expanding the knowledge base available to management and other directors and fostering a culture that promotes innovation and vigorous deliberation.
Stockholder Nominations of Directors
The nominating and governance committee will consider stockholder recommendations for directors sent to the nominating and governance committee, c/o Corporate Secretary, Endologix, Inc., 11 Studebaker, Irvine, California 92618. Stockholder recommendations for directors must include: (1) the name and address of the stockholder recommending the person to be nominated and the name and address of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of our stock, (3) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any, (4) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, had the nominee been nominated, or intended to be nominated, by the board of directors, and (5) the consent of the recommended nominee to serve as a director if so elected. The stockholder must also state if they intend to appear in person or by proxy at the annual meeting to nominate the person specified in the notice. In accordance with our bylaws, the notice containing the nomination must be received by us not less than 90 days prior to the annual or special meeting of stockholders or, in the event less than 100 days notice or prior public disclosure of the date of the annual or special meeting has been given, then no later than 10 days after such notice has been given.
Communications with the Board of Directors
Stockholders can send communications to the board of directors, or an individual director, by sending a written communication to our Corporate Secretary at Endologix, Inc., 11 Studebaker, Irvine, California 92618. All communications sent to this address are sent to the specific directors identified in the communication or if no directors are identified, the communication is delivered to the Chairman of the Board. We do not have a policy with respect to director attendance at annual meetings of our stockholders. Historically, other than our employees, few stockholders have attended our annual meetings. Six directors, one of whom was our Chief Executive Officer, attended our annual meeting in 2010.
Code of Ethics
We have adopted a Code of Conduct and Ethics for our principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Conduct and Ethics is available on the “Investor Relations” page on our website at www.endologix.com, and a copy may also be obtained by any person, without charge, upon written request delivered to our

Corporate Secretary at Endologix, Inc., 11 Studebaker, Irvine, California 92618. We will disclose any amendment to, or waiver from, a provision of the Code of Conduct and Ethics by posting such information on our website.
Section 16(a) Beneficial Ownership Reporting Compliance
The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of reports that we received from such persons for their transactions in our common stock and their common stock holdings during the year ended December 31, 2010 and/or (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for that year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our executive officers, members of our board of directors and greater than 10% stockholders, other than one late Form 4/A filed by Robert Mitchell on January 13, 2011 to report shares of common stock acquired by Mr. Mitchell on December 10, 2010, as closing consideration upon completion of our acquisition of Nellix
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee during the year ended December 31, 2010 served as an officer, former officer or employee of us or any of our subsidiaries. During the year ended December 31, 2010, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our board of directors or compensation committee, and no executive officer served as a member of the board of directors of any other entity, one of whose executive officers served as a member of our compensation committee.
Related Party Transactions
We have not entered into a transaction with any related person since January 1, 2010. The audit committee is responsible for reviewing and approving any proposed transaction with any related person. Currently, this review and approval requirement applies to any transaction to which we will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers, (b) any nominee for election as a director, (c) any security holder who is known to us to own of record or beneficially more than five percent of any class of our voting securities, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a)-(c).
In the event that management becomes aware of any related person transaction, management will present information regarding such transaction to the audit committee for review and approval.

COMPENSATION DISCUSSION AND ANALYSIS
General
This discussion and analysis of compensation arrangements with our named executive officers is intended to provide context for the decisions underlying the compensation paid to our named executive officers in 2010 and should be read together with the compensation tables and related disclosures set forth below.
Our Compensation Objectives
We strive to establish compensation practices and provide compensation opportunities that attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders in order to motivate them to maximize stockholder value. The primary goals of our executive compensation program are:

•	motivation of our executive officers to cause us to achieve the best possible financial and operational results;

•	attraction and retention of high quality executives who can provide effective leadership, consistency of purpose and enduring relations with relevant stockholders; and

•	alignment of long-term interests of our executive officers with those of our stockholders.

Our executive compensation program primarily consists of a base salary, cash incentive payments upon the achievement of corporate objectives and long-term equity-based incentive awards, which historically are in the form of stock options. The equity component of our compensation program is designed to align a portion of our executive officer's compensation with the interests of our stockholders to create long term value.
Role of compensation committee
The compensation committee of the board of directors is responsible for those policies and decisions regarding the compensation and benefits for the named executive officers. The compensation committee consists entirely of independent directors under the Listing Rules of The Nasdaq Stock Market, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, and “non-employee” directors for purposes of Rule 16b-3 under the Exchange Act.
The compensation committee solicits the input of our Chief Executive Officer in determining compensation, in particular with respect to salary, cash incentive compensation and equity awards, for our executive officers other than our Chief Executive Officer. While our Chief Executive Officer participates in the deliberations regarding compensation for our other named executive officers, he does not participate in any deliberations regarding his own compensation. The compensation committee evaluates the compensation paid to our executive officers each fiscal year, and analyzes achievement of our corporate objectives for purposes of determining incentive compensation. The compensation committee's charter authorizes the compensation committee to review and approve the compensation arrangements for each of our executive officers. In 2010, the compensation committee approved and recommended the 2010 base salaries, the 2010 bonus plan, the bonus payment under our 2009 bonus plan and the equity awards of our named executive officers. In addition, the compensation committee administers our equity compensation plans with respect to option grants and stock issuances made thereunder to officers and other key employees.
In making decisions about total compensation to each executive officer, the compensation committee considers our performance against internal plans and our market in general. Additionally, the compensation committee evaluates the relativity of compensation among our executive officers with a view to ensure that differences properly reflect differences in title, job responsibilities and performance.
Compensation Components
Our executive compensation consists of the following components:
Base Salary
Base salary is a fixed component of compensation, and is reviewed annually. The goal is to provide our executives with a stable, market-competitive base of income that is commensurate with an executive's skills, experience and contributions to the company. The compensation committee generally reviews base salaries at the beginning of each calendar year and approves any changes in salaries based on market data, significant changes in responsibilities during the prior calendar year and individual performance. The compensation committee generally makes its approvals on the basis of its understanding of the salary levels in effect for similar positions within the medical device industry. The compensation committee's objective is to target base salaries between the 50th and 75th percentiles for our peer companies.
In 2010, the Chief Executive Officer gathered information from independent sources to determine a list of appropriate peer companies and compensation ranges for the other executive officers. This information was used to develop a recommendation of the base salaries for the other executive officers. The compensation committee reviewed the recommendations and approved the 2010 base salaries with no changes to the Chief Executive Officer's recommendations. The compensation committee determined and approved the base salary for the Chief Executive Officer based on an independent compensation analysis and giving consideration to our operating performance.
Incentive Bonus
It is the compensation committee's objective to have a substantial portion of each executive officer's compensation contingent upon the achievement of corporate objectives. At the beginning of each year, our Chief Executive Officer discusses corporate objectives with the compensation committee to be used in the bonus plan. The compensation committee reviews the objectives with the Chief Executive Officer and then approves the objectives. In 2010, the compensation committee approved the corporate objectives with modifications from the suggested objectives. In 2010, each of our named executive officers was eligible to receive a cash bonus up to a percentage of their base salary as follows:

Named Executive Officer	Target Bonus Percentage	Target Bonus	Maximum Bonus
John McDermott	60%	$223,220	$390,625
Robert Krist	35%	$87,500	$153,125
Stefan Schreck	35%	$89,250	$156,188
Joseph DeJohn	35%	$91,000	$182,000
Robert D. Mitchell	—%	$—	$—

The target bonus amounts are established by the compensation committee at the beginning of each year and are based primarily on the compensation committee's understanding of the compensation arrangements for similar positions in the medical device industry. However, the compensation committee does not benchmark the short-term incentive compensation against other companies nor does it target a specific mix between short-term incentive compensation and base salary. At the end of the year, our Chief Executive Officer evaluates the achievement of the corporate objectives and then recommends an incentive payment for each of the executive officers to the compensation committee. In 2010, the corporate objectives on which our executive compensation was based, and their achievement, were as follows:

Objective	Weight	Achievement
Achievement of a certain revenue target	50%	122%
Achievement of a certain operating profit	25%	80%
Enrollment of a certain number of patients in the PEVAR clinical trial	10%	—%
Achievement of miscellaneous product development objectives	15%	33%

Achievement of the target objectives would result in 100% achievement of that objective. Achievement of the maximum objectives above would result in 200% achievement of that objective. Achievement of the minimum revenue target would result in 50% achievement of that objective. Achievement of the minimum operating profit target would result in 80% achievement of that objective. Achievement of the objectives between the minimum target and the maximum target, in the case of the revenue objective and the operating profit objective, would result in a pro rated portion of achievement based on a pre-determined scale.
In establishing the corporate objectives, the compensation committee believed that each of the objectives would be challenging to achieve. As a result, each of our named executive officers, except Joseph DeJohn, received a bonus amount equal to 86% of his target bonus. The weighting for Mr. DeJohn was 75% based on the achievement of the revenue target and 25% based on the achievement of operating profit. As a result, Mr. DeJohn received a bonus amount equal to 111% of his target bonus. In 2010, the Chief Executive Officer's recommendations as to achievement of the objections were approved without change.
Long-Term Incentives

Our 2006 Stock Incentive Plan provides for grants of equity awards to qualified employees and officers. Equity awards, which may include stock options and restricted stock awards, are provided to our executive officers in order to align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business.
The number of shares subject to an award is based upon the officer's tenure, level of responsibility and relative position in our company. We have established general guidelines for making awards to the executive officers in an attempt to target a specified percentage of total compensation in the form of equity. However, we do not adhere strictly to these guidelines and will vary the size of the award made to each executive officer as we feel the circumstances warrant. Each stock option allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years from the date of grant). Generally, each option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if he remains in our employ and the market price of our common stock appreciates over the option term. Stock option awards are intended to retain executives by providing a compelling incentive for the participating executives to remain with us. In certain cases, the compensation committee will grant restricted stock awards to our executive officers.
The compensation committee reviews equity awards to our executive officers each year, generally in May. In 2010, the compensation committee awarded stock options to Messrs. McDermott, Krist, DeJohn and Schreck. In electing to make these option grants, the compensation committee considered the volatility of our stock price and the exercise prices of their existing option grants. The amount of all equity grants were made after the compensation committee's review of equity awards granted to executive officers at our peer companies and taking into consideration our operating results. In addition, the compensation committee granted Mr. Mitchell an award of 350,000 shares of restricted common stock pursuant to the terms of his employment agreement.In any given year, the compensation committee may elect to grant stock options or other stock incentive awards, such as restricted stock or restricted stock units, depending on the compensation committee's assessment of our performance, business conditions, strategic goals and plans, and executive retention risk.
Other Benefits
We have a 401(k) plan for the benefit of all of our eligible employees, including the named executive officers. Employees eligible to participate in our 401(k) plan will be those employees who have attained the age of 21. Employees may elect to defer their compensation up to the statutorily prescribed limit. An employee's interests in his or her deferrals will be 100% vested when contributed. We do not provide for matching contributions under the 401(k) plan. Contributions to the 401(k) plan and earnings on those contributions will not be taxable to the employees until distributed from the 401(k) plan.
Eligible employees, including our named executive officers, are also entitled to participate in our 2006 Employee Stock Purchase Plan. Employees are eligible if they are employed by us, or any participating subsidiary, for at least 20 hours per week and more than five months in any calendar year. Shares are offered pursuant to the 2006 Employee Stock Purchase Plan in six-month periods commencing on the first trading day on or after January and July of each year, or on such other date as the administrator may determine. Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each six-month purchase period. The purchase price of the shares will be the lower of 85% of the fair market value of our common stock on the purchase date or the beginning of the offering period.
We also provide health, dental, vision and life insurance and other customary employee assistance plans to all full-time employees, including the named executive officers.
Accounting and Tax Consequences
Section 162(m) of the Internal Revenue Code of 1986 limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer's total compensation to exceed $1,000,000. While the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of our overall compensation philosophy. Accordingly, we will authorize the payment of non-deductible compensation if we deem that it is consistent with its compensation philosophy and objectives and in our best interests of our stockholders.
Summary Compensation Table

The following table sets forth summary compensation information for the fiscal years ended December 31, 2010, 2009 and 2008 for our principal executive officer, our principal financial officer and our three highest paid executive officers as of the end of the last fiscal year whose total compensation exceeded $100,000, who we refer to herein as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
John McDermott,	2010	$372,000	$191,952	—	$169,616	—	—		$733,568
President and Chief	2009	$360,000	$331,200	—	$228,413	—	—		$919,613
Executive Officer(3)	2008	$230,538	$66,000	$1,330,000	$705,200	—	$99,167	(4)	$2,430,905

Robert J. Krist,	2010	$250,000	$75,250	—	$66,558	—	—		$391,808
Chief Financial	2009	$243,000	$134,136	$155,250	—	—	—		$532,386
Officer and Secretary	2008	$236,808	$39,073	—	$97,698	—	—		$373,579

Stefan G. Schreck,	2010	$255,000	$76,755	—	$67,990	—	—		$399,745
Vice President,	2009	$243,000	$134,136	$172,500	—	—	—		$549,636
Technology	2008	$236,808	$39,073	—	$97,698	—	—		$373,579

Joseph A. DeJohn,	2010	$260,000	$101,010	—	$69,182	—	$52,127	(4)	$482,319
Vice President,	2009	$260,000	$167,440	—	$45,338	—	$30,000	(4)	$502,778
Sales(5)	2008	$119,167	$25,025	$53,750	$111,380	—	—		$309,322

Robert D. Mitchell(6)	2010	$14,583	—	$2,121,000	—	—	—		$2,135,583
President, Global	2009	—	—	—	—	—	—		—
Strategic Initiatives	2008	—	—	—	—	—	—		—

(1)    The amounts shown are the grant date fair value of stock awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 9 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(2)    The amounts shown are the grant date fair value of option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values in 2010, see Note 9 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(3)    Mr. McDermott was appointed our President and Chief Executive Officer effective May 12, 2008.
(4)    Represents amounts paid for relocation expenses.
(5)    Mr. DeJohn was appointed our Vice President, Sales effective July 17, 2008.
(6)    Mr. Mitchell was appointed our President, Global Strategic Initiatives effective December 10, 2010. Under the terms of his employment agreement, Mr. Mitchell's full annual base salary is $350,000.
Grants of Plan-Based Awards in 2010 Fiscal Year
The following table summarizes grants of awards pursuant to plans made to our named executive officers during the year ended December 31, 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Stock and Option Awards ($ / Sh)(2) ($)	Grant Date Fair Value of Stock and Option Awards ($ / Sh)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John McDermott	5/20/2010	—	$223,220	$390,600	71,100	—	$4.36	$2.3856
Robert J. Krist	5/20/2010	—	$87,500	$153,125	27,900	—	$4.36	$2.3856
Stefan G. Schreck	5/20/2010	—	$89,250	$159,250	28,500	—	$4.36	$2.3856
Joseph A. DeJohn	5/20/2010	—	$91,000	$159,250	29,000	—	$4.36	$2.3856
Robert D. Mitchell	12/10/2010	—	—	—	—	350,000	—	$6.06

(1)    The amounts reported in this column represent the range of potential awards under the threshold, target, and maximum performance objectives established by the compensation committee in January 2010.

(2)    Stock option awards are granted with a value equal to fair market value at time of issuance. Restricted stock awards are typically issued in consideration of past services.
Outstanding Equity Awards at 2010 Fiscal Year-End
The following table summarizes outstanding equity awards held by our named executive officers as of December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
John McDermott(3)	322,916	177,084	$2.67	5/12/2018
	44,271	80,729	$3.54	7/6/2019
	—	71,100	$4.36	5/20/2020

Robert J. Krist	100,000	—	$5.55	8/18/2014
	19,100	—	$5.81	4/4/2015
	30,000	—	$3.40	5/23/2016
	33,146	3,854	$4.32	5/22/2017
	42,500	17,500	$2.88	2/12/2018
	—	27,900	$4.36	5/20/2020
					28,125	$201,094

Stefan G. Schreck	50,000	—	$6.00	2/26/2014
	25,000	—	$4.70	6/17/2014
	46,400	—	$5.81	4/4/2015
	20,000	—	$7.12	1/17/2016
	30,000	—	$3.40	5/23/2016
	22,396	2,604	$4.32	5/22/2017
	42,500	17,500	$2.88	2/12/2018
	—	28,500	$4.36	5/20/2020
					31,250	$223,438

Joseph A. DeJohn(3)	60,417	39,583	$2.16	7/17/2018
	9,375	15,625	$3.45	6/26/2019
	—	29,000	$4.36	5/20/2020

Robert D. Mitchell					350,000	$2,502,500

(1)    Each option vests 25% upon the first anniversary of the grant date and then in equal monthly installments over the next three years. Options are fully vested upon the fourth anniversary of the grant date. In addition, the vesting of these options may fully accelerate upon a change in control pursuant to written agreements entered into with each of our named executive officers.
(2)    Options expire ten years from the grant date.
(3)    The restricted stock awards for Messrs. Krist and Schreck vest 25% upon the first anniversary of the grant date and then in equal monthly installments over the next three years. The vesting of these options may fully accelerate upon a change in control pursuant to written agreements entered into with each of our named executive officers. The restricted stock award granted to Mr. Mitchell vests upon the achievement of specific performance goals set forth in his employment agreement dated December 10, 2010.
(4)    Based on a closing price of $7.15 per share on December 31, 2010.

Option Exercises and Stock Vested
The following table summarizes shares of restricted stock vested by our named executive officers during the year ended December 31, 2010. There were no option exercises by our named executive officers during the year ended December 31, 2010.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name
	(#)	($)	(#)	($)
John McDermott	—	—	500,000	$2,635,000
Robert J. Krist	—	—	16,875	$86,119
Stefan G. Schreck	—	—	18,750	$95,689
Joseph A. DeJohn	—	—	25,000	$108,750

Severance and Change-in-Control Arrangements for Executive Officers
We have entered into agreements with each of our named executive officers which provide that if we terminate the executive officer's employment without cause or he or she resigns for good reason, each executive officer, other than Mr. McDermott, is entitled to the following compensation: (i) the portion of his or her then current base salary which has accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable, (iii) a severance payment in an amount equal to six-months of the executive's then current base salary, (iv) to the extent not already vested, all of executive's options to purchase shares of our common stock and restricted stock will vest by an additional six months, (v) a prorated payment equal to the target bonus amount for which executive would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for six months. With respect to Mr. McDermott, if we terminate his employment with us without cause or he resigns for good reason, he is entitled to the following compensation: (i) the portion of his then current base salary which has accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable, (iii) a severance payment in an amount equal to 12-months of his then current base salary, (iv) to the extent not already vested, all of his options to purchase shares of our common stock and restricted stock will fully vest and become immediately exercisable, (v) a prorated payment equal to the target bonus amount for which he would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for 12 months.
In the event the executive officer, including Mr. McDermott, is terminated or resigns for good reason, in connection with a change in control, the executive officer is entitled to the following compensation: (i) the portion of his or her then current base salary which has accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable, (iii) a severance payment in an amount equal to 12 months of the executive's then current base salary, (iv) to the extent not already vested, all of executive's options to purchase shares of our common stock and restricted stock will accelerate and automatically vest, (v) a prorated payment equal to the target bonus amount for which executive would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for 12 months.

Potential Payments Upon Termination or Change in Control
The following table summarizes the amounts that would become payable to each of our named executive officers, other than Mr. McDermott, pursuant to the change in control agreements described above assuming a change in control occurred on December 31, 2010.

Name	Benefit	Before Change in Control Termination without Cause or for Good Reason($)	After Change in Control Termination without Cause or for Good Reason($)
Robert J. Krist	Severance Pay(1)	$125,000	$250,000
	Bonus Pay(2)	$43,750	$87,500
	Stock option vesting acceleration(3)(6)	$64,013	$105,770
	Restricted stock vesting acceleration(4)(6)	$20,106	$60,325
	Continuation of Benefits(5)	$2,925	$5,850
Stefan G. Schreck	Severance Pay(1)	$127,500	$255,000
	Bonus Pay(2)	$44,625	$89,250
	Stock option vesting acceleration(3)(6)	$60,930	$70,868
	Restricted stock vesting acceleration(4)(6)	$55,191	$80,659
	Continuation of Benefits(5)	$8,774	$17,548
Joseph A. DeJohn	Severance Pay(1)	$130,000	$260,000
	Bonus Pay(2)	$45,500	$91,000
	Stock option vesting acceleration(3)(6)	$95,850	$179,901
	Restricted stock vesting acceleration(4)(6)	—	—
	Continuation of Benefits(5)	$8,774	$17,548
Robert D. Mitchell	Severance Pay(1)	$175,000	$350,000
	Bonus Pay(2)	—	—
	Stock option vesting acceleration(3)(6)	—	—
	Restricted stock vesting acceleration(4)(6)	—	—
	Continuation of Benefits(5)	$8,774	$17,548

(1)    “Before Change in Control” the executive is entitled to his or her base salary for six months. “After Change in Control” the executive is entitled to his or her base salary for 12 months.
(2)    “Before Change in Control” six month potential bonus amount shown, assuming 100% target was met, but would be prorated equal to the target bonus amount for which he or she would be entitled for the year of termination. “After Change in Control” 12 month potential bonus amount shown, assuming 100% target was met, but would be prorated equal to the target bonus amount for which he or she would be entitled for the year of termination.
(3)    “Before Change in Control” shares represent all stock options that would have vested in the six months following December 31, 2010, as they will vest immediately. “After Change in Control” shares represent all stock options as of December 31, 2010, as they will all vest immediately.
(4)    “Before Change in Control” shares represent all restricted stock awards that would have vested in the six months following December 31, 2010, as they will vest immediately. “After Change in Control” shares represent all stock options as of December 31, 2010, as they will all vest immediately.
(5)    “Before Change in Control” represents continuation of benefits through COBRA payments for six months. “After Change in Control” represents continuation of benefits through COBRA payments for 12 months.
(6)    Calculated based on the number of equity awards for which vesting would have been accelerated, multiplied by the difference between our year-end closing price of $7.15 per share, as reported on the Nasdaq Global Market, and the exercise price of equity awards for which vesting would have been accelerated.

The following table summarizes the amounts that would become payable to Mr. McDermott pursuant to the change in control agreement described above assuming a change in control occurred on December 31, 2010.

Name	Benefit	Termination without Cause or for Good Reason($)
John McDermott	Severance Pay(1)	372,000
	Bonus Pay(2)	223,220
	Stock option vesting acceleration(3)(6)	2,357,821
	Restricted stock vesting acceleration(4)(6)	—
	Continuation of Benefits(5)	17,202

(1)    Mr. McDermott is entitled to his base salary for 12 months.
(2)    Represents 12 month potential bonus amount, assuming 100% target was met, but would be prorated equal to the target bonus amount for which he would be entitled for the year of termination.
(3)    Represents all stock options as of December 31, 2010, as they will all vest immediately.
(4)    Represents all restricted stock awards as of December 31, 2010, as they will all vest immediately.
(5)    Represents continuation of benefits through COBRA payments for 12 months.
(6)    Calculated based on the number of equity awards for which vesting would have been accelerated, multiplied by the difference between our year-end closing price of $7.15 per share, as reported on the Nasdaq Global Market, and the exercise price of equity awards for which vesting would have been accelerated.

COMPENSATION OF DIRECTORS
Effective June 12, 2010, non-employee directors each receive a fee of $5,000 per quarter, or $7,500 in the case of the Chairman of the Board, $1,500 for each meeting of the board of directors attended in person or by phone and reimbursement for certain travel expenses and other out-of-pocket costs. Members of committees each receive an additional fee of $1,000 for each committee meeting attended. The chairman of the audit committee is entitled to an additional quarterly retainer of $2,500. The chairmen of the compensation committee and the nominating and governance committee are entitled to an additional quarterly retainer of $1,500. In addition, each individual who first becomes a non-employee director, whether elected by the stockholders or appointed by the board of directors, automatically will be granted, at the time of such initial election or appointment, an option to purchase 50,000 shares of common stock at the fair market value per share of common stock on the grant date, which vests in four equal annual installments.
On the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee director after the annual meeting will receive an additional option grant to purchase 20,000 shares of common stock, other than the Chairman of the Board who receives an option grant to purchase up to 28,000 shares of common stock, which vests after one year.
Director Compensation Paid for the 2010 Fiscal Year
The following table summarizes the compensation paid to each of our directors, other than Mr. McDermott, during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Franklin D. Brown	$28,500	$66,797	$95,297
Roderick de Greef	$34,750	$47,712	$82,462
Daniel Lemaitre	$25,000	$119,280	$114,280
Guido J. Neels(3)	$—	$—	$—
Jeffrey F. O'Donnell	$27,250	$—	$27,250
Thomas C. Wilder, III	$11,753	$119,280	$131,033
Gregory D. Waller	$35,500	$47,712	$83,212

(1)    Reflects cash compensation earned for meeting attendance and annual retainer. Annual retainers are paid in quarterly installments and prorated for any portion of a year during which a director serves.
(2)    The amounts shown are the grant date fair value of option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 9 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(3)    Mr. Neels was appointed to our board of directors on December 10, 2010.
The following table sets forth the number of shares underlying outstanding stock options (vested and unvested) held by each of our directors, other than Mr. McDermott, as of December 31, 2010. Our directors did not hold any unvested shares of restricted stock as of December 31, 2010.

Director	Shares underlying options at December 31, 2010
Franklin D. Brown	338,000
Roderick de Greef	150,000
Daniel Lemaitre	70,000
Guido J. Neels(1)	—
Jeffrey O'Donnell	180,000
Thomas C. Wilder, III	50,000
Gregory D. Waller	150,000

(1)    Mr. Neels was appointed to our board of directors on December 10, 2010.

Compensation Committee Report
The compensation committee of the board of directors has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis” in this proxy statement. Based on such review and discussions, the compensation committee recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee
Roderick de Greef
Gregory Waller
Jeffrey O'Donnell
The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Background
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed pursuant to compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the related compensation tables and the narrative disclosure to those tables.
Summary
Our executive compensation practices are designed to attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders in order to motivate our executives to maximize stockholder value. The primary goals of our executive compensation program are to motivate our executive officers to cause us to achieve the best possible financial and operational results, to attract and retain high quality executives who can provide effective leadership, consistency of purpose and enduring relations with relevant stockholders and to align the long-term interests of our executive officers with those of our stockholders.
Our executive compensation program primarily consists of a base salary, cash incentive payments upon the achievement of corporate objectives and long-term equity-based incentive awards, which historically are in the form of stock options. The equity component of our compensation program is designed to align a portion of our executive officer's compensation with the interests of our stockholders to create long term value. We encourage you to carefully review the section entitled “Compensation Discussion and Analysis” in this proxy statement for additional information on our executive compensation programs and practices.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Endologix, Inc. as disclosed pursuant to the compensation disclosure rules of the SEC in the Compensation Discussion and Analysis, the related compensation tables and the narrative discussion to those tables set forth in Endologix, Inc.'s Proxy Statement for the 2011 Annual Meeting of Stockholders.”
The results of this advisory vote are not binding upon us. However, our board of directors values the opinions expressed by our stockholders in their vote, and will consider the outcome of the vote when making future compensation decisions for named executive officers.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL NO. 3
ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES
Background
The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to indicate their preference regarding how frequently we should solicit a non-binding, advisory vote on the compensation of our named executive officers. Accordingly, we are seeking an advisory vote from our stockholders on how often we should submit a “say on pay” proposal, such as provided for in Proposal No. 2, to our stockholders. You have the following choices as to the frequency with which we should submit a “say on pay” proposal to our stockholders: every year, every two years or every three years, or the choice to abstain from voting.
Summary
Our board of directors believes that the “say on pay” advisory vote should be submitted to our stockholders every year, and therefore recommends that you vote for a one-year interval for the “say on pay” vote. We believe this frequency is in alignment with our executive compensation practices, as we review the core elements of our executive compensation program annually. In addition, we are aware of the significant interest in executive compensation matters by our stockholders, and value and encourage constructive dialogue with our stockholders on these matters, and an annual advisory vote on executive compensation will allow our stockholders to provide us with their input on our executive compensation practices as disclosed in the proxy statement every year. You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the stockholders determine, on an advisory basis, that the frequency with which Endologix, Inc. should submit an advisory vote on the compensation of its named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules (including Compensation Discussion and Analysis, the related compensation tables and the narrative discussion to those tables), to the stockholders is: every year; every two years; every three years; or abstain.”
Stockholders may choose among the four choices included in the resolution above. While this is an advisory vote and, therefore, non-binding, our board of directors will give careful consideration to the choice which receives the most “FOR” votes before determining the action it deems most appropriate for our company and our stockholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS “EVERY YEAR.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, or PwC, acted as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The audit committee of the board of directors has not yet selected, and is not recommending to our stockholders, an independent registered public accounting firm for the fiscal year ending December 31, 2011. A representative of PwC is expected to be present at the annual meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so. The representative will also be available to respond to appropriate questions.
Pre-Approval Policy for Non-Audit Services
The audit committee reviews and pre-approves all non-audit services to be performed by our independent registered public accounting firm, PwC, subject to certain de minimis exceptions. Such pre-approval is on a project by project basis. During 2010, PwC did not provide us with any non-audit services.
Audit Fees
The following table sets forth the aggregate fees billed to us by PwC for the fiscal years ended December 31, 2009 and December 31, 2010:

	December 31,
	2009	2010
Audit Fees(1)	$506,000	$475,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$506,000	$475,500

(1)    Includes fees for professional services rendered for the audit of our annual financial statements, the audit of management's assessment of internal control over financial reporting and the effectiveness of internal control, reviews of the financial statements included in quarterly reports on Form 10-Q, a comfort letter in connection with our 2009 underwritten public offering, consents for our registration statements on Form S-3 and S-8 and services that are normally provided by our independent registered public accounting firm in connection with our statutory and regulatory filings.

Report of the Audit Committee of the Board of Directors
Management is responsible for the Company's internal control over financial reporting and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.
The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the Company's financial statements and of its internal control over financial reporting. The audit committee's responsibility is to monitor and oversee these processes.
The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent registered public accounting firm the matters as required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based upon the review and discussions described in this report, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission.

Members of the audit committee
Gregory D. Waller
Daniel Lemaitre
Roderick de Greef
The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DEADLINE FOR RECEIPT OF
STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
If we hold our 2012 annual meeting of stockholders on or about the same time as this year's annual meeting, then any stockholder desiring to submit a proposal for action at the 2012 annual meeting of stockholders should arrange for such proposal to be delivered to us at our principal place of business no later than December 27, 2011, in order to be considered for inclusion in our proxy statement relating to that meeting. However, if we hold our 2012 annual meeting of stockholders on a date that is more than 30 days earlier or later than this year's annual meeting, then a stockholder proposal must be received by us at our principal place of business in a reasonable amount of time prior to when we begin to print and mail our proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Exchange Act, rules and regulations of the SEC and other laws and regulations.
SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2012 annual meeting of stockholders is March 11, 2012 (which is at least 45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2012 annual meeting of stockholders.
OTHER BUSINESS
The board of directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS

John McDermott
President and Chief Executive Officer

PROXY ENDOLOGIX, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders - May 25, 2011
The undersigned hereby nominates, constitutes and appoints John McDermott and Robert J. Krist, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ENDOLOGIX, INC. which the undersigned is entitled to represent and vote at the 2011 Annual Meeting of Stockholders to be held at the company's offices at 11 Studebaker, Irvine, California 92618 on May 25, 2011, at 8:00 a.m., Pacific Time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE LISTED IN ITEM 1 BELOW, “FOR” ITEM 2 AND “EVERY YEAR” FOR ITEM 3.
1.    ELECTION OF DIRECTOR:
FOR    ☐            WITHHOLD AUTHORITY    ☐
the nominee listed below         to vote for the nominee listed below
(except as marked to the contrary below)
Election of the following nominee as director: Daniel Lemaitre
(Instructions: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

2.    ADVISORY VOTE ON EXECUTIVE COMPENSATION:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Endologix, Inc. as disclosed pursuant to the compensation disclosure rules of the SEC in the Compensation Discussion and Analysis, the related compensation tables and the narrative discussion to those tables set forth in Endologix, Inc.'s Proxy Statement for the 2011 Annual Meeting of Stockholders.
FOR     ☐     AGAINST    ☐     ABSTAIN     ☐
3.    ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION:
RESOLVED, that the stockholders determine, on an advisory basis, that the frequency with which Endologix, Inc. should submit an advisory vote on the compensation of its named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules (including Compensation Discussion and Analysis, the related compensation tables and the narrative discussion to those tables), to the stockholders is:
EVERY YEAR     ☐     EVERY 2 YEARS ☐     EVERY 3 YEARS ☐     ABSTAIN ☐
IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
IMPORTANT-PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEE NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AND “EVERY YEAR” FOR THE ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.
Date:________________________, 2011

(Signature of stockholder)
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.